UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CAMBER ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAMBER ENERGY, INC.

1415 Louisiana, Suite 3500

Houston, Texas 77002

SUPPLEMENT NO. 2 DATED FEBRUARY 15, 2019

TO THE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

OF CAMBER ENERGY, INC.

TO BE HELD ON FEBRUARY 19, 2019

This proxy statement supplement (this “Supplement”), dated February 15, 2019, amends and supplements the definitive proxy statement, as amended and supplemented to date (the “Proxy Statement”) filed by Camber Energy, Inc. (referred to herein as the “Company,” “Camber,” “we,” “us,” or “our” as the context requires) with the U.S. Securities and Exchange Commission (the “SEC”) on February 15, 2019, and made available to our stockholders in connection with the solicitation of proxies by our Board of Directors for our 2019 Annual Meeting of Stockholders to be held on Tuesday, February 19, 2019, at 10:30 a.m. (Houston time), at 1415 Louisiana, Suite 3500, Houston, Texas 77002 (the “Annual Meeting”).

Explanatory Note

This Supplement is being filed with the SEC and is being made available to our stockholders on or about February 15, 2019. There is no change to the record date to determine stockholders entitled to notice of and to vote at the Annual Meeting. As such, only stockholders of record as of the close of business on December 31, 2018 are entitled to receive notice of and to vote at the Annual Meeting and any further adjournments or postponements thereof.

Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, our stockholders should rely on the information contained in this Supplement. The Proxy Statement contains important additional information. This Supplement should only be read in conjunction with the Proxy Statement.

Withdrawal of Director Nominee

On February 15, 2019, Mr. Louis G. Schott, the Company’s Interim Chief Executive Officer, notified the Board of Directors of his decision to withdraw his name as a nominee for appointment to the Board of Directors at the Annual Meeting. The Board of Directors is not nominating a replacement Director for Mr. Schott. The three remaining nominees named in the Company’s Proxy Statement will stand for election at the Meeting. In connection with Mr. Schott’s withdrawal as a nominee, the Board of Directors of the Company formally reduced the number of members on the Board of Directors to three. Notwithstanding Mr. Schott’s decision to withdraw his name as a nominee, he continues to serve as Interim Chief Executive Officer of the Company and is anticipated to remain in that role following the Annual Meeting.

Voting Matters

Notwithstanding Mr. Schott’s withdrawal, the form of the proxy card included in the original distribution of the Proxy Statement remains valid. Any votes that have been or are submitted with instructions to vote for all of the Board’s nominees will be voted only for the remaining three nominees as named in the Proxy Statement and any votes cast for Mr. Schott will be disregarded. None of the other agenda items in the Proxy Statement are affected by this supplement. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. If you have not yet returned your proxy voting form or submitted your voting instructions, please complete the form or submit instructions, disregarding Mr. Schott’s name as a nominee for election as a Director.

Additional Information and Where to Find It

This supplemental disclosure may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for the Annual Meeting to be held on February 19, 2019. The Company has filed with the SEC and made available to the holders of its common stock as of December 31, 2018, the Proxy Statement containing important information relating to the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS AMENDED AND SUPPLEMENTED BY THIS SUPPLEMENT, CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION RELATING TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING.

Each stockholder’s vote regarding the proposals set forth in the Proxy Statement (including, but not limited to Proposal 1 relating to the election of Directors) is important. We ask that our stockholders vote on the proposals described in the Proxy Statement. Copies of the Proxy Statement, our Annual Report on Form 10-K for the year ended March 31, 2018, and this Supplement are available at “https://www.iproxydirect.com/CEI” and written copies are available to stockholders free of charge by contacting Issuer Direct at 1 -866-752-8683, via email at Proxy@Iproxydirect.Com (please include your control id in your email) or at “https://www.iproxydirect.com/CEI” by following the on-screen instructions.